Exhibit 99.1

[Company Logo]

Company Contact:
Cameron Mackie 512-617-8282 Ext 221
Cameron.Mackie@northgate.com



                NORTHGATE INNOVATIONS APPOINTS THEODORE B. MUFTIC

                           AS CHIEF FINANCIAL OFFICER


     Wall Street Executive brings over $40 billion in Corporate Finance and
                                 M&A Experience


City of Industry, California - March 3, 2004 - Northgate Innovations, Inc. (OTCBB: NGTE), a developer, manufacturer and distributor of innovative personal computers, notebooks, accessories and software, today announced that Theodore B. Muftic has been appointed the company's Chief Financial Officer. Muftic will oversee all accounting and financial planning and play an active role as Northgate pursues an aggressive growth strategy.

"Ted brings tremendous financial pedigree to Northgate" said Kent A. Savage, Northgate Innovation's chief executive officer. "His extensive experience in private placements, IPOs and equity offerings provides Northgate with additional access to the financing and equity markets, allowing the company to take advantage of its new growth opportunities."

Mr. Muftic has more than 16 years of investment banking experience advising companies in the telecom, media and technology industries. During his career, Mr. Muftic has advised on more than $40.0 billion of transactions in Mergers and Acquisitions and Corporate Finance, including private placements, IPOs, equity and equity-linked offerings, and high yield and investment grade bond and bank deals. Mr. Muftic joined Northgate from Credit Suisse First Boston where he was a Managing Director in the European Telecom and Media Group, based in London. Previously, Mr. Muftic was a Managing Director at ING Barings in New York and London where he successfully led the start-up of telecom investment banking efforts on two continents. Prior to that, he was a Vice President at Salomon Brothers in New York where he pioneered the development and financing of competitive communications companies in the wireless, local access, long distance and Internet sectors. Mr. Muftic earned an A.B., cum laude, in International Relations from Stanford University and an M.B.A from Harvard Business School.

"Northgate represents an exciting management team and growth opportunity," said Muftic. "I'm looking forward to applying my knowledge and experience to help the company achieve its goals."

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About Northgate Innovations, Inc.

Northgate Innovations is a developer, manufacturer and distributor of innovative personal computers, notebooks, accessories and software. Its products are sold through online, retail and shopping network sales channels. Northgate can be contacted through its Web site at www.northgate.com or by telephone at 626-923-6000.


Forward-looking Statements

This  announcement  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, the company can give no assurance that such expectations or any of their forward-looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect the company's future performance is included in its public reports that it files with the Securities and Exchange Commission. The company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the company or any other person that the events or circumstances described in such statement are material.